File No. 333-93143
    As filed with the Securities and Exchange Commission on March 20, 2000.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              GB&T BANCSHARES, INC.
               (Exact name of issuer as specified in its charter)

            GEORGIA                               6712                        58-2400756
(State or other jurisdiction of       (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
incorporation or organization)         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                         500 JESSE JEWELL PARKWAY, S.E.
                           GAINESVILLE, GEORGIA 30501
                                 (770) 532-1212
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 RICHARD A. HUNT
                              GB&T BANCSHARES, INC.
           500 JESSE JEWELL PARKWAY, S.E., GAINESVILLE, GEORGIA 30501
                                 (770) 532-1212
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPIES TO:

         Gilbert H. Davis                      F. Sheffield Hale                   Samuel L. Oliver
     Sims Moss Kline & Davis LLP           Kilpatrick Stockton LLP           Hulsey, Oliver & Mahar, LLC
     1000 Abernathy Road, N.E.         1100 Peachtree Street, Suite 2800          200 E. Butler Parkway
400 Northpark Town Center, Suite 310      Atlanta, Georgia 30309-4530          Gainesville, Georgia 30503
       Atlanta, Georgia 30328                    (404) 815-6500                      (770) 532-6312
           (770) 481-7200

                                   ----------

APPROXIMATE  DATE OF  COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: The exchange of the Registrant's shares for shares of Common Stock of UB&T Financial Services Corporation will take place upon consummation of the merger of UB&T Financial Services Corporation into the Registrant.

                                   ----------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
________________________________________________________________________________

         Pursuant to this Registration Statement, as amended, GB&T Bancshares, Inc. (the "Registrant") registered 712,038 shares of the Registrant's common stock, par value $5.00 (the "Common Stock") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for issuance in connection with the Registrant's merger with UB&T Financial Services Corporation (the "Merger").

         On February 15, 2000, the Merger was approved by the shareholders of the Registrant and of UB&T Financial Service Corporation ("UB&T"), and UB&T was merged into the Registrant on March 1, 2000, and 646,803 shares of the Registrant's Common Stock were issued to shareholders of UB&T. The Registrant is filing this Post-Effective Amendment to the Registration Statement to withdraw from registration 65,235 shares of Common Stock covered by the Registration Statement which remain unissued pursuant to this Registration Statement on March 16, 2000. The Registrant hereby amends the Registration Statement to withdraw from registration such 65,235 unissued shares of the Common Stock.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GB&T BANCSHARES, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GAINESVILLE, STATE OF GEORGIA, ON MARCH 20, 2000.


                                       GB&T BANCSHARES, INC.



                                       By:  /s/ Richard A. Hunt
                                          --------------------------------------
                                           Richard A. Hunt
                                           President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 20, 2000.

     SIGNATURE                                    TITLE
     ---------                                    -----


  *                                  Chairman of the Board of Directors
------------------------
  F. Abit Massey


 /s/ Richard a. Hunt                 President and Director (Principal Executive
------------------------             Officer)
  Richard A. Hunt


 /s/ Gregory L. Hamby               Chief Financial Officer (Principal Financial
------------------------            and Accounting Officer)
  Gregory L. Hamby


  *
------------------------
  Phillip A. Wilheit                Vice Chairman and Director


  *
------------------------
  Donald J. Carter                  Director



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

  *
-----------------------
  J. Grady Coleman                  Director


  *
------------------------
  Dr. John W. Darden                Director


  *
------------------------
  Bernie E. Hewett                  Director


  *
------------------------
  John E. Mansfield, Sr.            Director


  *
------------------------
  Samuel L. Oliver                  Director


  *
------------------------
  Alan A. Wayne                     Director



By:   /s/ Richard A. Hunt                    /s/ Gregory L. Hamby
    ----------------------------            -----------------------------------
    Richard A. Hunt                         Gregory L. Hamby
    as attorney-in-fact                     as attorney-in-fact